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                                                                    Exhibit 99.2
                                                                    ------------

THE COURT OF CHANCERY FOR THE STATE OF DELAWARE
IN AND FOR NEW CASTLE COUNTY
------------------------------------------x
                                          :     Consolidated C.A.
IN RE KNOLL, INC. SHAREHOLDERS LITIGATION       No. 17052
                                          :
------------------------------------------x


                           MEMORANDUM OF UNDERSTANDING

     The parties to the actions captioned In re Knoll, Inc. Shareholders Litigation, Consolidated C.A. No. 17052 (Guido v. Warburg Pincus & Co., et al., No. 17052NC; Marotta v. Knoll, Inc., et al., No. 17053NC; Finkelstein v. Knoll, Inc., et al., No. 17055NC; Rausch v. Knoll, Inc., et al., No. 17059NC; Hatfield
v. Knoll, Inc., et al., No. 17068NC; Shervy v. Knoll, Inc., et al., No. 17073NC; Simms v. Knoll, Inc., et al., No. 17076NC), now pending in the Court of Chancery of the State of Delaware (the "Actions"), by their undersigned attorneys, have reached an agreement in principle providing for the settlement of the Actions on behalf of the plaintiffs and all other stockholders in Knoll, Inc. ("Knoll") on the terms and subject to the conditions set forth below.

     Whereas, on March 24, 1999, it was announced that Warburg, Pincus Ventures, L.P. and certain members of Knoll's management (the "Buyout Group") had offered to purchase all outstanding shares of Knoll common stock not already owned by members of the Buyout Group (the "Proposed Transaction") for a price of $25.00 per share.


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     Whereas, the Actions were subsequently filed in the Delaware Court of
Chancery, New Castle County, challenging the Proposed Transaction;

     Whereas, the complaints in the Actions were brought as class actions on behalf of all holders of the stock of Knoll (except defendants in the Actions and any persons, firm, trust, corporation, or other entity related to or affiliated with them and their successors in interest) and named as defendants Warburg Pincus & Co., Warburg Pincus Ventures, L.P. (collectively, "Warburg"), Knoll directors Burton B. Staniar, John H. Lynch, John W. Amerman, Robert J. Dolan, Jeffrey A. Harris, Sidney Lapidus, Kewsong Lee, and John L. Vogelstein (collectively, the "Individual Defendants"), and Knoll. Defendants Harris, Lapidus, Lee, and Vogelstein are members of Warburg Pincus & Co.

     Whereas, the Actions challenged the Proposed Transaction alleging, inter alia, that Knoll, the Individual Defendants and Warburg had breached fiduciary duties owed to Knoll stockholders and failed to disclose all material facts in connection with the Proposed Transaction, and that the proposed price of $25.00 per share was unfair;

     Whereas, on March 23, 1999, the board of directors of Knoll (the "Board") appointed a special committee of two independent directors (the "Special Committee") to review, evaluate and negotiate the terms of the Proposed Transaction with the Buyout Group and to make a recommendation to the Board concerning the proposal;


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     Whereas, the Special Committee retained Lazard Freres & Co. LLC as its financial advisor;

     Whereas, after negotiations with the Special Committee (and its financial advisor) and separate negotiations with plaintiffs' counsel (and their financial advisor), the Buyout Group has agreed to increase the acquisition price to $28.00 per share (the "Merger Price"). The Special Committee has recommended approval of the Proposed Transaction at the Merger Price, and the Board has approved the Proposed Transaction at the Merger Price.

     Whereas, plaintiffs' counsel have inspected documents relating to the Proposed Transaction, and determined that a settlement of the Actions in principle on the terms reflected in this Memorandum of Understanding is fair, reasonable and adequate and in the best interest of Knoll's public stockholders;

     Whereas, defendants maintain there is no substance to the claims against them in the Actions and continue to deny all allegations of wrongdoing, but have concluded, in light of the costs and risks attendant to the further prosecution of the defense of the Actions, that it is desirable that the claims against them be compromised and settled;

     NOW THEREFORE, the parties to the Actions have reached an agreement providing for the settlement of the actions on the terms and subject to the conditions set forth below (the "Settlement").

     1. The Buyout Group will acquire all available shares of Knoll common stock not already owned by the Buyout Group at


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the price of $28.00 per share in a merger, subject to the approval of Knoll's shareholders and certain other customary conditions. The Buyout Group acknowledges that the pendency of the Actions and the efforts of plaintiffs' counsel were contributing factors in the circumstances that led to the increase in the offer.

     2. Plaintiffs' counsel agree to apply to the Court for an award of attorneys' fees and disbursements in an amount not to exceed $875,000, as the Court may allow. Defendants agree that they will not oppose such application, and Knoll will cause to be paid to plaintiffs' counsel the amounts awarded by the Court. Notwithstanding the foregoing, no payment shall be due unless the Proposed Transaction is consummated.

     3. The undersigned parties will promptly attempt in good faith to agree upon and to execute an appropriate stipulation of settlement and such other documentation as may be required in order to obtain, within 75 days, court approval of the settlement of the Actions upon the terms set forth in this Memorandum of Understanding. The stipulation of settlement will expressly provide, inter alia, that defendants deny, and continue to deny, that they have committed or aided and abetted in the commission of any violations of law, or breaches of duties, and that they are entering into the stipulation solely because the proposed Settlement would eliminate the burden, risk and expense of further litigation. The stipulation of settlement will provide for a release of all claims of the stockholders of Knoll against all defendants, or any of their present or former


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officers, directors, agents, attorneys, financial advisors, commercial bank lenders, investment bankers, representatives, affiliates, associates, parents, subsidiaries, general and limited partners and partnerships, heirs, executors, administrators, successors, and assigns, whether under state law, federal law or any other applicable law, whether known or unknown, and whether asserted directly, representatively, derivatively or in any other capacity in connection with, or that arise out of the subject matter of the Actions, the offer for the Proposed Transaction, negotiation of the Proposed Transaction, consummation of the Proposed Transaction, or any other aspect of the Proposed Transaction, and the fiduciary or disclosure obligations of any of the defendants (or persons to be released) with respect to the foregoing, except for claims arising from the rights conferred by the Settlement and statutory appraisal rights.

     4. Consummation of the Settlement is subject to the drafting and execution of an appropriate stipulation of settlement and such other documentation as may be required, certification of a class (in accordance with paragraph 5), final court approval of the Settlement (as to be defined in the stipulation of settlement), and dismissal of the Actions with prejudice and each party to bear its own costs (except for the costs set forth in paragraph 2 above).

     5. For purposes of settlement of the Actions consistent with the terms of this Memorandum of Understanding, plaintiffs will petition the Court in connection with the


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stipulation of settlement for certification of a class pursuant to Chancery
Court Rules 23(b)(1) and (b)(2), on a non opt-out basis, consisting of all Knoll stockholders (exclusive of defendants and their affiliates) who owned Knoll shares on any day during the period from March 24, 1999 (the date that the Proposed Transaction was publicly announced) to and including the effective date of the Proposed Transaction, including the legal representatives, heirs, successors in interest, transferees and assigns of all such foregoing holders and/or owners, immediate and remote. Defendants will consent to such petition solely in connection with the Settlement.

     6. The undersigned counsel will present the stipulation of settlement to the Court for approval as soon as practicable and will use their best efforts to obtain final court approval of the Settlement and the dismissal of the Actions with prejudice and without cost to any party, except as provided in paragraph 2 above.

     7. The Settlement contemplated herein shall be conditioned upon the completion of such discovery as plaintiffs' counsel reasonably believes is necessary to confirm the fairness and adequacy of the Settlement, and upon consummation of the Proposed Transaction.

     8. The Settlement contemplated by this Memorandum of Understanding will not be binding upon any party until an appropriate stipulation of settlement has been signed and final court approval of the Settlement and the dismissal of the Actions with prejudice and each party to bear its own costs (except for


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the costs set forth in paragraph 2 above) has been obtained. This Memorandum of
Understanding shall be null and void and of no force and effect should any of these conditions not be met and, in that event, this Memorandum of Understanding shall not be deemed to prejudice in any way the positions of the parties with respect to the Actions.

Dated: New York, New York June 21, 1999

Of Counsel:                            ROSENTHAL, MONHAIT, GROSS & GODDESS, P.A.

BERNSTEIN LIEBHARD & LIFSHITZ, LLP     By: /s/ Norman M. Monhait
10 East 40th Street                        ---------------------
New York, New York 10008                   Norman M. Monhait
(212) 779-1414
                                       Suite 1401, Mellon Bank Center
WOLF POPPER LLP                        P.O. Box 1070
845 Third Avenue                       Wilmington, Delaware  19899
New York, New York 10022               (302) 656-4433
(212) 759-4600
                                       On Behalf of All Plaintiffs
STULL, STULL & BRODY
6 East 45th Street                     WILLKIE FARR & GALLAGHER
New York, New York 10017
(212) 687-7230                         By: /s/ Joseph T. Baio
                                           ---------------------
WEISS & YOURMAN                            Joseph T. Baio
The French Building
551 Fifth Avenue                       787 Seventh Avenue
New York, New York 10176               New York, New York 10019
(212) 682-3025                         (212) 728-8546

SCHUBERT & REED LLP                    Attorneys for Defendants Warburg
Suite 1050                             Pincus & Co., Warburg Pincus
Two Embarcadero Center                 Ventures, L.P., Burton B.
San Francisco, CA 94111                Staniar, John H. Lynch, Jeffrey
(415) 788-4220                         A. Harris, Sidney Lapidus,
                                       Kewsong Lee, and John L.
LOWEY DANNENBERG BEMPORAD &            Vogelstein
SELINGER, P.C.
The Gateway
One North Lexington Avenue
White Plains, New York 10601
(914) 997-0500


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                                       ANDERSON & ROTTENBERG, P.C.
FARUQI & FARUQI
415 Madison Avenue                     By: /s/ Mitchel H. Ochs
New York, New York 10017                   ---------------------
(212) 986-1074                             Mitchel H. Ochs

GOODKIND LABATON RUDOFF &
SUCHAROW LLP                           369 Lexington Avenue
100 Park Avenue                        Sixteenth Floor
New York, New York 10017               New York, New York 10017
(212) 907-0700                         (212) 661-3080

                                       Attorneys for Defendant Knoll, Inc.


                                       DEBEVOISE & PLIMPTON

                                       By: /s/ Gary W. Kubek
                                           ---------------------
                                           Gary W. Kubek

                                       875 Third Avenue
                                       New York, New York 10022
                                       (212) 909-6000

                                       Attorneys for Defendants John W.
                                       Amerman and Robert J. Dolan


                                       RICHARDS, LAYTON & FINGER

                                       By: /s/ Anne C. Foster
                                           ---------------------
                                           Anne C. Foster, Esq.

                                       One Rodney Square, P.O. Box 551
                                       Wilmington, Delaware 19899
                                       (302) 658-6541

                                       Attorneys for Defendants Warburg
                                       Pincus & Co., Warburg Pincus
                                       Ventures, L.P., Burton B.
                                       Staniar, John H. Lynch, Jeffrey
                                       A. Harris, Sidney Lapidus,
                                       Kewsong Lee, and John L.
                                       Vogelstein


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